Exhibit 99.1

UNIFI®, Makers of REPREVE®, Announces First Quarter Fiscal 2026 Results

Company continues to be impacted by trade and tariff-related uncertainty, but focus remains on optimizing operations, strengthening financial performance, and strategically investing in innovation

GREENSBORO, N.C., November 4, 2025 – Unifi, Inc. (NYSE: UFI), the makers of REPREVE® and one of the world’s leading innovators in recycled and synthetic yarns, today released operating results for the first fiscal quarter ended September 28, 2025.

First Quarter Fiscal 2026 Overview

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Net sales were $135.7 million, a decrease of 7.9% from the first quarter of fiscal 2025, primarily driven by trade and tariff-related uncertainty and demand volatility across each business segment.
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Revenues from REPREVE Fiber products were $39.3 million and represented 29% of net sales, compared to $44.7 million or 30% of net sales for the first quarter of fiscal 2025.
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Gross profit was $3.4 million and gross margin was 2.5%, compared to gross profit of $9.5 million and 6.4% for the first quarter of fiscal 2025.
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Net loss was $11.4 million, or $0.62 per diluted share, which includes $1.1 million in transition costs, compared to a net loss of $7.6 million, or $0.42 per share, for the first quarter of fiscal 2025. Adjusted Net Loss* was $10.3 million, which excludes $1.1 million in transition costs, compared to Adjusted Net Loss of $7.6 million.
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Adjusted EBITDA* was $(2.5) million, compared to $3.3 million for the first quarter of fiscal 2025.
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In October 2025, launched an additional restructuring program to further enhance cost structure and drive stronger profitability and cash flows in fiscal 2026.
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Launched A.M.Y.® Peppermint, a naturally deodorizing yarn engineered for long-lasting freshness that reinforces the Company’s commitment to sustainable innovation.

“Our first quarter results for fiscal 2026 came in below our expectations, as we continue to navigate headwinds from softer customer ordering patterns amid an uncertain trade environment,” said Eddie Ingle, Chief Executive Officer of Unifi, Inc. “While a recovery in the retail industry and trade policy clarity will both take time, our conversations with our customers have remained positive, and we believe will translate into financial growth as market conditions begin to stabilize. In the meantime, we have taken proactive measures to help offset current financial pressures, including targeted price increases and additional cost restructuring, which we expect will improve our earnings and cash flow performance through the remainder of the year.”

First Quarter Fiscal 2026 Compared to First Quarter Fiscal 2025

Net sales decreased to $135.7 million from $147.4 million, primarily due to weak customer ordering patterns stemming from trade and tariff-related uncertainty.

Gross profit decreased to $3.4 million from $9.5 million. Brazil Segment gross profit decreased by $5.3 million, primarily due to import pricing pressures and lower sales volumes. Asia Segment gross profit decreased by $0.5 million, primarily due to lower sales volumes. Americas Segment gross profit decreased by $0.3 million, primarily from demand and production volatility.

Operating loss increased to $9.6 million from $3.2 million. The change was primarily due to lower gross profit and transition costs. Net loss was $11.4 million compared to a net loss of $7.6 million. Adjusted Net Loss* was $10.3 million, which excludes $1.1 million in transition costs, compared to Adjusted Net Loss of $7.6 million for the first quarter of fiscal 2025. Adjusted EBITDA* was $(2.5) million, which excluded the transition costs adjustments, compared to $3.3 million.

Fiscal 2026 Profit Improvement Plan

UNIFI has implemented additional cost savings initiatives that include reducing variable manufacturing costs across labor, spend, and support functions, while also eliminating many salaried positions in the U.S. Along with a renewed focus on optimizing commercial execution, increasing margin accretive activities, and scrutinizing working capital, management expects this improvement plan to aid in generating positive operating cash flow in the quarters ahead.

Outlook

UNIFI will focus on minimizing operational and capital expenditures throughout fiscal 2026. The second quarter of fiscal 2026 is expected to exhibit improved operating cash flows versus the first quarter of fiscal 2026, driven by working capital reductions and lower spend across production activities.

Ingle concluded, “Looking ahead, our focus continues to remain on making the necessary changes to strengthen our business and position UNIFI to capitalize on the investments we have made in new innovations and circular textile solutions. We expect to see the benefits in the near term of the cost and pricing actions. As a result, we will be in a better position to take advantage of any improvement in the current trade environment and return value to our shareholders over the long-term.”

* Adjusted Net Loss and Adjusted EBITDA are non-GAAP financial measures. The schedules included in this press release reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure.

First Quarter Fiscal 2026 Earnings Conference Call

UNIFI will provide additional commentary regarding its first quarter fiscal 2026 results and other developments during its earnings conference call on November 5, 2025, at 8:30 a.m., Eastern Time. The call can be accessed via a live audio webcast on UNIFI’s website at http://investor.unifi.com. Additional supporting materials and information related to the call will also be available on UNIFI’s website.

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About UNIFI

UNIFI, Inc. (NYSE: UFI) is a global leader in fiber science and sustainable synthetic textiles. Using proprietary recycling technology, UNIFI is a pioneer in scaling the transformation of post-industrial and post-consumer waste into sustainable products. Through REPREVE, the world’s leading brand of traceable, recycled fiber and resin, UNIFI is changing the way industries think about the materials they use – and reuse. A vertically-integrated manufacturer, the company has direct operations in the United States, Colombia, El Salvador, and Brazil, and sales offices all over the world. UNIFI envisions a future where circular and sustainable solutions are the only choice. For more information about UNIFI, visit www.unifi.com.

About REPREVE®

Made by UNIFI, Inc. (NYSE: UFI), REPREVE® is the global leader in recycled performance fibers and resins. Using proprietary recycling technology, REPREVE leverages multiple waste sources, including single-use plastic bottles, ocean-bound plastic, textile waste, and recycled yarn. REPREVE has transformed more than 46 billion plastic bottles and 1 billion T-shirts’ worth of textile waste into recycled fiber, powering globally scalable products for world-leading brands. Made traceable with FiberPrint® technology and certified by U-TRUST®, REPREVE spans apparel, footwear, furnishings, industrial, medical, military, mobility, and packaging. For more information about REPREVE, visit www.repreve.com.

Contact information:

Chris Hodges or Josh Carroll

Alpha IR Group

312-445-2870

UFI@alpha-ir.com

Financial Statements, Business Segment Information and Reconciliations of Reported Results to Adjusted Results to Follow

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended
	September 28, 2025	September 29, 2024
Net sales	$135,674	$147,372
Cost of sales	132,287	137,914
Gross profit	3,387	9,458
Selling, general and administrative expenses	11,948	11,842
(Benefit) provision for bad debts	(69)	312
Restructuring costs	1,068	—
Other operating expense, net	70	520
Operating loss	(9,630)	(3,216)
Interest income	(375)	(257)
Interest expense	2,003	2,507
Equity in earnings of unconsolidated affiliate	(97)	(11)
Loss before income taxes	(11,161)	(5,455)
Provision for income taxes	196	2,177
Net loss	$(11,357)	$(7,632)

Net loss per common share:
Basic	$(0.62)	$(0.42)
Diluted	$(0.62)	$(0.42)

Weighted average common shares outstanding:
Basic	18,361	18,255
Diluted	18,361	18,255

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 28, 2025	June 29, 2025
ASSETS
Cash and cash equivalents	$20,555	$22,664
Receivables, net	76,856	75,383
Inventories	124,405	122,929
Income taxes receivable	4,090	5,429
Other current assets	7,456	9,222
Total current assets	233,362	235,627
Property, plant and equipment, net	172,094	172,923
Operating lease assets	8,150	7,879
Deferred income taxes	5,945	5,535
Other non-current assets	5,078	4,904
Total assets	$424,629	$426,868

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$33,558	$37,468
Income taxes payable	325	49
Current operating lease liabilities	2,556	2,368
Current portion of long-term debt	12,720	12,159
Other current liabilities	15,886	18,899
Total current liabilities	65,045	70,943
Long-term debt	107,516	95,727
Non-current operating lease liabilities	5,686	5,614
Deferred income taxes	1,172	1,224
Other long-term liabilities	4,116	3,889
Total liabilities	183,535	177,397

Commitments and contingencies

Common stock	1,836	1,836
Capital in excess of par value	74,896	74,095
Retained earnings	227,692	239,049
Accumulated other comprehensive loss	(63,330)	(65,509)
Total shareholders’ equity	241,094	249,471
Total liabilities and shareholders’ equity	$424,629	$426,868

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Three Months Ended
	September 28, 2025	September 29, 2024
Cash and cash equivalents at beginning of period	$22,664	$26,805
Operating activities:
Net loss	(11,357)	(7,632)
Adjustments to reconcile net loss to net cash used by operating activities:
Equity in earnings of unconsolidated affiliate	(97)	(11)
Depreciation and amortization expense	5,977	6,547
Non-cash compensation expense	801	435
Deferred income taxes	(372)	344
Other, net	182	80
Changes in assets and liabilities	(4,054)	(12,597)
Net cash used by operating activities	(8,920)	(12,834)

Investing activities:
Capital expenditures	(2,029)	(2,018)
Proceeds from the sale of assets	23	—
Net cash used by investing activities	(2,006)	(2,018)

Financing activities:
Proceeds from long-term debt	51,900	47,500
Payments on long-term debt	(43,268)	(46,108)
Other, net	—	(162)
Net cash provided by financing activities	8,632	1,230

Effect of exchange rate changes on cash and cash equivalents	185	520
Net decrease in cash and cash equivalents	(2,109)	(13,102)
Cash and cash equivalents at end of period	$20,555	$13,703

BUSINESS SEGMENT INFORMATION

(Unaudited)

(In thousands)

Net sales and gross profit details for each reportable segment of UNIFI are as follows:

	For the Three Months Ended
	September 28, 2025	September 29, 2024
Americas	$85,196	$86,283
Brazil	28,761	34,310
Asia	21,717	26,779
Consolidated net sales	$135,674	$147,372

	For the Three Months Ended
	September 28, 2025	September 29, 2024
Americas	$(1,712)	$(1,378)
Brazil	2,661	7,937
Asia	2,438	2,899
Consolidated gross profit	$3,387	$9,458

RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS

(Unaudited)

(In thousands)

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)

The reconciliations of the amounts reported under U.S. generally accepted accounting principles (“GAAP”) for Net loss to EBITDA and Adjusted EBITDA are set forth below.

	For the Three Months Ended
	September 28, 2025	September 29, 2024
Net loss	$(11,357)	$(7,632)
Interest expense, net	1,628	2,250
Provision for income taxes	196	2,177
Depreciation and amortization expense (1)	5,921	6,504
EBITDA	(3,612)	3,299

Transition costs (2)	1,068	—
Adjusted EBITDA	$(2,544)	$3,299
(1)
Within this reconciliation, depreciation and amortization expense excludes the amortization of debt issuance costs, which are reflected in interest expense, net. However, within the accompanying Condensed Consolidated Statements of Cash Flows, amortization of debt issuance costs is reflected in depreciation and amortization expense.
(2)
In the first quarter of fiscal 2026, UNIFI incurred various transition costs totaling $1,068 in connection with the consolidation of its yarn manufacturing operations including (i) facility closure and equipment relocation costs (including asset impairments and disposals) of $1,021, and (ii) employee separation of $47. The facility closure, equipment relocation, and employee separation costs were all recorded within Restructuring costs in the Condensed Consolidated Statements of Operations.

Adjusted Net Loss and Adjusted EPS (Non-GAAP Financial Measures)

The tables below set forth reconciliations of (i) Loss before income taxes (“Pre-tax Loss”), (ii) Provision for income taxes (“Tax Impact”), (iii) Net loss (“Net Loss”) to Adjusted Net Loss, and (iv) Diluted Earnings Per Share (“Diluted EPS”) to Adjusted EPS. Rounding may impact certain of the below calculations.

	For the Three Months Ended September 28, 2025				For the Three Months Ended September 29, 2024
	Pre-tax Loss	Tax Impact	Net Loss	Diluted EPS	Pre-tax Loss	Tax Impact	Net Loss	Diluted EPS
GAAP results	$(11,161)	$(196)	$(11,357)	$(0.62)	$(5,455)	$(2,177)	$(7,632)	$(0.42)
Transition costs (1)	1,068	—	1,068	0.06	—	—	—	—
Adjusted results	$(10,093)	$(196)	$(10,289)	$(0.56)	$(5,455)	$(2,177)	$(7,632)	$(0.42)

Weighted average common shares outstanding				18,361				18,255

(1)
In the first quarter of fiscal 2026, UNIFI incurred various transition costs totaling $1,068 in connection with the consolidation of its yarn manufacturing operations including (i) facility closure and equipment relocation costs (including asset impairments and disposals) of $1,021, and (ii) employee separation costs of $47. The facility closure, equipment relocation, and employee separation costs were all recorded within Restructuring costs in the Condensed Consolidated Statements of Operations. The associated tax impact was estimated to be $0 due to a valuation allowance against net operating losses in the U.S.

Net Debt (Non-GAAP Financial Measure)

Reconciliations of Net Debt are as follows:

	September 28, 2025	June 29, 2025
Long-term debt	$107,516	$95,727
Current portion of long-term debt	12,720	12,159
Unamortized debt issuance costs	109	122
Debt principal	120,345	108,008
Less: cash and cash equivalents	20,555	22,664
Net Debt	$99,790	$85,344

Cash and cash equivalents

At September 28, 2025 and June 29, 2025, UNIFI’s foreign operations held nearly all consolidated cash and cash equivalents.

REPREVE Fiber

REPREVE Fiber represents UNIFI’s collection of fiber products on its recycled platform, with or without added technologies.

Non-GAAP Financial Measures

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with GAAP. These non-GAAP financial measures include Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net (Loss) Income, Adjusted EPS, and Net Debt (together, the “non-GAAP financial measures”).

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EBITDA represents Net (loss) income before net interest expense, income tax expense, and depreciation and amortization expense.
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Adjusted EBITDA represents EBITDA adjusted to exclude, from time to time, certain adjustments necessary to understand and compare the underlying results of UNIFI.
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Adjusted Net (Loss) Income represents Net (loss) income calculated under GAAP adjusted to exclude certain amounts. Management believes the excluded amounts do not reflect the ongoing operations and performance of UNIFI and/or exclusion may be necessary to understand and compare the underlying results of UNIFI.
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Adjusted EPS represents Adjusted Net (Loss) Income divided by UNIFI’s weighted average common shares outstanding.
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Net Debt represents debt principal less cash and cash equivalents.

The non-GAAP financial measures are not determined in accordance with GAAP and should not be considered a substitute for performance measures determined in accordance with GAAP. The calculations of the non-GAAP financial measures are subjective, based on management’s belief as to which items should be included or excluded in order to provide the most reasonable and comparable view of the underlying operating performance of the business. We may, from time to time, modify the amounts used to determine our non-GAAP financial measures.

We believe that these non-GAAP financial measures better reflect UNIFI’s underlying operations and performance and that their use, as operating performance measures, provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies.

This press release also includes certain forward-looking information that is not presented in accordance with GAAP. Management believes that a quantitative reconciliation of such forward-looking information to the most directly comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts because a reconciliation of these non-GAAP financial measures would require UNIFI to predict the timing and likelihood of potential future events such as restructurings, M&A activity, contract modifications, and other infrequent or unusual gains and losses. Neither the timing nor likelihood of these events, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of such forward-looking information to the most directly comparable GAAP financial measure is not provided.

Management uses Adjusted EBITDA (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures, and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is a key performance metric utilized in the determination of variable compensation. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because it serves as a high-level proxy for cash generated from operations.

Management uses Adjusted Net (Loss) Income and Adjusted EPS (i) as measurements of net operating performance because they assist us in comparing such performance on a consistent basis, as they remove the impact of (a) items that we would not expect to occur as a part of our normal business on a regular basis and (b) components of the provision for income taxes that we would not expect to occur as a part of our underlying taxable operations; (ii) for planning purposes, including the preparation of our annual operating budget; and (iii) as measures in determining the value of other acquisitions and dispositions.

Management uses Net Debt as a liquidity and leverage metric to determine how much debt would remain if all cash and cash equivalents were used to pay down debt principal.

In evaluating non-GAAP financial measures, investors should be aware that, in the future, we may incur expenses similar to the adjustments included herein. Our presentation of non-GAAP financial measures should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. Each of our non-GAAP financial measures has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of our results or liquidity measures as reported under GAAP. Some of these limitations are (i) it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; (ii) it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations; (iii) it does not reflect changes in, or cash requirements for, our working capital needs; (iv) it does not reflect the cash requirements necessary to make payments on our debt; (v) it does not reflect our future requirements for capital expenditures or contractual commitments; (vi) it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and (vii) other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, these non-GAAP financial measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. Investors should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain “forward-looking statements” within the meaning of federal securities laws about the financial condition and results of operations of UNIFI that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management. An example of such forward-looking statements include, among others, guidance pertaining to our financial outlook. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “plan,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements. These statements are not statements of historical fact, and they involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to: the competitive nature of the textile industry and the impact of global competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing, and pricing of raw materials; general domestic and international economic and industry conditions in markets where UNIFI competes, including economic and political factors over which UNIFI has no control; changes in consumer spending, customer preferences, fashion trends, and end-uses for UNIFI's products; the financial condition of UNIFI’s customers; the loss of a significant customer or brand partner; natural disasters, industrial accidents, power or water shortages, extreme weather conditions, and other disruptions at one of our facilities; the disruption of operations, global demand, or financial performance as a result of catastrophic or extraordinary events, including, but not limited to, epidemics or pandemics; the success of UNIFI’s strategic business initiatives; the volatility of financial and credit markets, including the impacts of counterparty risk (e.g., deposit concentration and recent depositor sentiment and activity); the ability to service indebtedness and fund capital expenditures and strategic business initiatives; the availability of and access to credit on reasonable terms; changes in foreign currency exchange, interest, and inflation rates; fluctuations in production costs; the ability to protect intellectual property; the strength and reputation of our brands; employee relations; the ability to attract, retain, and motivate key employees; the impact of climate change or environmental, health, and safety regulations; and the impact of tax laws, the judicial or administrative interpretations of tax laws, and/or changes in such laws or interpretations.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on UNIFI. Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities laws. The above and other risks and uncertainties are described in UNIFI’s most recent Annual Report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by UNIFI with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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